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                                                                  EXHIBIT (a)(5)

                          Offer to Purchase for Cash
                         All Outstanding Common Units
                    Representing Limited Partner Interests
                                      in

                        NATIONAL PROPANE PARTNERS, L.P.
                                      at

                          $12.00 Net Per Common Unit
                                      by

                            COLUMBIA PROPANE, L.P.,
                     the managing general partner of which
                        is a wholly-owned subsidiary of

                         COLUMBIA PROPANE CORPORATION


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON THURSDAY, MAY 6, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                  April 9, 1999

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase dated April 9, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Columbia Propane, L.P., a Delaware limited partnership (the "Purchaser"), which has as its managing general partner CP Holdings, Inc., a Delaware corporation ("Purchaser General Partner"), which is a wholly-owned subsidiary of Columbia Propane Corporation ("Purchaser Holdings"), to purchase all outstanding common units representing limited partner interests (the "Common Units") in National Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), at $12.00 per Common Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Holders of Common Units ("Unitholders") whose certificates for such Common Units ("Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in Section 1 of the Offer to Purchase) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Common Units according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. Purchaser Holdings is a wholly-owned subsidiary of Columbia Energy Group.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF COMMON UNITS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON UNITS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER COMMON UNITS HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any of or all the Common Units held by us for your account, pursuant to the terms and conditions set forth in the Offer.
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  Your attention is invited to the following:

  1. The tender price is $12.00 per Common Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

  2. The Offer is being made for all outstanding Common Units.

  3. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF COMMON UNITS THAT CONSTITUTES AT LEAST A MAJORITY OF THE THEN OUTSTANDING COMMON UNITS OF THE PARTNERSHIP ON A FULLY DILUTED BASIS. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE SECTIONS 1, 14 AND 15 OF THE OFFER TO PURCHASE.

  4. THE BOARD OF DIRECTORS OF NATIONAL PROPANE CORPORATION, MANAGING GENERAL PARTNER OF THE PARTNERSHIP (THE "NATIONAL BOARD"), ACTING ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE NATIONAL BOARD, HAS UNANIMOUSLY APPROVED AND ADOPTED THE PURCHASE AGREEMENT, THE OFFER AND THE MERGER, AND HAS DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE UNITHOLDERS AND RECOMMENDS THAT THE UNITHOLDERS ACCEPT THE OFFER AND TENDER THEIR COMMON UNITS.

  5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on May 6, 1999, unless the Offer is extended by the Purchaser. In all cases, payment for Common Units accepted for payment pursuant to the Offer will be made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Common Units, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in
Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Unitholders may be paid at different times depending upon when certificates for Common Units or Book-Entry Confirmations with respect to Common Units are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE PURCHASER ON THE PURCHASE PRICE OF THE COMMON UNITS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  6. Tendering Unitholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Common Units by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Common Units, please so instruct us by completing, executing and returning to us the instruction form on the following page. An envelope to return your instructions to us is enclosed. If you authorize tender of your Common Units, all such Common Units will be tendered unless stated otherwise on the instruction form. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) Unitholders in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, the Purchaser will make a good faith effort to comply with such statute. In any jurisdiction where securities or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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                       Instructions with Respect to the
                Offer to Purchase All Outstanding Common Units
                    Representing Limited Partner Interests
                                      in

                        National Propane Partners, L.P.

  The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated April 9, 1999, of Columbia Propane, L.P., a Delaware limited partnership, which has as its managing general partner CP Holdings, Inc., which is a wholly-owned subsidiary of Columbia Propane Corporation, and the related Letter of Transmittal, relating to Common Units representing limited partner interests in National Propane Partners, L.P., a Delaware limited partnership (the "Common Units"). Columbia Propane Corporation is a wholly-owned subsidiary of Columbia Energy Group.

  This will instruct you to tender the number of Common Units indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Date:                  , 1999             Number of Common Units
                                          to be Tendered* _____________________

Signature(s) __________________________________________________________________

Please print name(s) __________________________________________________________

Address


                   (Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification No. or
Social Security No.

* Unless otherwise indicated, it will be assumed that all your Common Units are to be tendered.

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.